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                                                                   EXHIBIT 10.13


                    SEPARATION AGREEMENT AND GENERAL RELEASE

         THIS SEPARATION AGREEMENT AND GENERAL RELEASE is made as of the 17th day of December, 1997 (hereinafter referred to as the "Separation Agreement"), by and among Rudolf Huyzer (hereinafter referred to as "Huyzer"), BT Office Products International, Inc. (hereinafter "BTOPI") and NV Koninklijke KNP BT (hereinafter referred to as "KNP BT").

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Employment Agreement, dated October 3, 1995, between KNP BT and Huyzer, Huyzer has been employed as President and Chief Executive Officer of BTOPI (formerly named KNP BT USA, Inc.);

         WHEREAS, Huyzer has voluntarily retired from employment with BTOPI effective August 11, 1997 ( the "Retirement Date"); and

         WHEREAS, Huyzer, KNP BT and BTOPI desire to settle fully and finally any differences, rights and duties arising among them, including, but in no way limited to, any differences, rights and duties that have arisen or might arise out of or are in any way related to the Employment Agreement, Huyzer's employment with BTOPI, and the conclusion of that employment;

         NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, it is agreed as follows:

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                 1.       BTOPI shall pay Huyzer the amount of $ 853,846.68
(the "Separation Payment"), less all applicable withholding taxes, such payment to be made by wire transfer no later than the eighth business day following the date BTOPI receives this Separation Agreement executed by Huyzer (the "Payment Date"). Other than as specifically set forth herein, Huyzer acknowledges and agrees that he is not due any compensation or benefits, including compensation for unpaid salary, unpaid bonus, or accrued and unused vacation time or vacation pay.

                 2. In addition to the Separation Payment, on the Payment Date, BTOPI shall pay Huyzer by wire transfer the amount of $84,000.00, less all applicable withholding taxes, such sum representing the amount of bonus compensation Huyzer has received during the twenty four month period immediately preceding the Retirement Date. In addition, BTOPI shall pay Huyzer 62.5% of the bonus that Huyzer would have otherwise been entitled to receive under BTOPI's Executive Management Bonus Plan for 1997, such amount to be calculated and paid in accordance with the terms of the Plan as applicable to all other executives eligible under the Plan.

                 3. BTOPI shall pay Huyzer the amount of $122,691.00, less all applicable withholding taxes, such sum representing Huyzer's total accrued but unused vacation time. BTOPI shall pay such sum by wire transfer on the Payment Date.

                 4. In lieu of reimbursing Huyzer for the cost of individual outplacement counseling services, BTOPI shall pay Huyzer $25,000, less all applicable withholding taxes, such sum to be paid by wire transfer on the Payment Date.

                 5. Commencing with the Retirement Date, BTOPI/KNP BT shall continue to contribute monthly on Huyzer's behalf to KNP BT's Pension Plan for 36 consecutive months in

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accordance with the terms and conditions thereof. Such contributions shall be based on Huyzer's base salary as of the Retirement Date. Any contributions already made after the Retirement Date attributable to said 36-month period shall be credited regarding this obligation.

                 6. BTOPI shall reimburse Huyzer for the costs associated with his relocation to Holland, including up to $25,000.00 for the costs associated with Huyzer's travel and lodging to search for a home in Holland; provided that Huyzer submits proper documentation for all such costs (the "Relocation Costs"). In addition to the Relocation Costs, BTOPI shall pay to Huyzer an additional amount such that the net amount retained by him after the payment by Huyzer of any federal, state and local income tax incurred as a result of the Relocation Costs, shall be equal to the Relocation Costs. Such costs shall include, but not be limited to, brokerage commissions, transfer taxes, notary and lawyers' fees on the sale of Huyzer's home in the United States and the purchase by Huyzer of a residence in Holland, and all costs of shipping Huyzer's furniture and other personal objects to Holland, and costs and insurance thereon. In addition, such costs shall include, but not be limited to, a "settling allowance" of $6,000 upon Huyzer's purchase of a residence in Holland.

                 7. BTOPI shall pay the costs of covering Huyzer and his spouse under KNP BT's health insurance plan for a period of eighteen months following the Retirement Date.

                 8. BTOPI shall pay the costs of Huyzer's disability insurance premiums under KNP BT's disability insurance plan for a period of eighteen months following the Retirement Date.

                 9. KNP BT represents and warrants that it has modified the terms of its option plan to enable Huyzer to exercise his KNP BT options in accordance with their original term and exercise date.





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                 10.      BTOPI covenants and agrees that all of Huyzer's
unvested options to purchase stock of BTOPI shall immediately vest as of the date hereof. Huyzer shall be entitled to exercise all of his options to purchase stock in BTOPI in accordance with the terms and conditions of BTOPI's stock option agreements and stock option plan. Notwithstanding the foregoing or anything else contained in the option agreements or the stock option plan, Huyzer acknowledges and agrees that Huyzer's options to purchase stock in BTOPI shall expire on the third anniversary of the Retirement Date.

                 11. Effective as of the Retirement Date, Huyzer hereby resigns all appointments he holds with KNP BT, BTOPI and their respective affiliates as a director, officer, employee, member of any committee of the Board of Directors or Trustee of any employee benefit or pension plan. As used in this Separation Agreement, the term "affiliates" shall include, but not be limited to, any organization with respect to which Huyzer serves at the request of or in connection with the business of either KNP BT or BTOPI.

                 12. In consideration of the Separation Payment and other payments, covenants and benefits set forth in this Separation Agreement, which Huyzer acknowledges are in excess of any payments to which he would otherwise be entitled, Huyzer for himself, his children, his heirs, administrators, representatives, executors, successors and assigns releases and gives up any and all claims and rights which he may have or hereafter have against KNP BT and BTOPI, their respective owners, parents, subsidiaries, affiliates, predecessors, successors, assigns, and all of their respective officers, directors, shareholders, employees and agents (collectively, the "Releasees") from the beginning of the world until the date of the execution of this Separation Agreement, including, but not limited to, any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, remedies, actions, causes of action,





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suits, right, demands, costs, losses, debts and expenses (including attorney's fees and costs) of any nature whatsoever, known or unknown, whether in law or equity (collectively, "Claims"), including, but not limited to, any Claims related to the Employment Agreement, Huyzer's employment with BTOPI and the conclusion thereof and any Claims arising under Dutch law, the United States and/or State Constitutions, federal and/or common law, and/or rights arising out of alleged violations of any federal, state or other governmental statutes, regulations or ordinances including, without limitation, the National Labor Relations Act, Title VII of the 1964 Civil Rights Act, as amended, the Age Discrimination in Employment Act ("ADEA"), the Older Workers' Benefit Protection Act, the Illinois Human Rights Act, the Chicago Human Rights Ordinance, the Rehabilitation Act of 1973, including Section 504 thereof, the Americans with Disabilities Act, the Civil Rights Act of 1866 (42 U.S.C.
Section 1981), the Civil Rights Act of 1991, the Equal Pay Act, the Family and Medical Leave Act, the Fair Labor Standards Act and the Employees Retirement Income Security Act of 1974, as amended, including, but not limited to, the right to the payment of wages, vacation, pension benefits or any other employee benefits, or any other rights arising under federal, state or local laws prohibiting discrimination and/or harassment on the basis of race, color, religion, creed, sex, national origin, age, sexual orientation, mental or physical disability or handicap, marital status, alienage/citizenship or any other basis prohibited by law, all as amended, or any Claim based on contract whether express or implied, written or oral.

                 13. In consideration of the Separation Payment and the other payments, covenants and benefits contained herein, which Huyzer acknowledges are in excess of any payments to which he would otherwise be entitled, Huyzer represents that he has not filed against KNP BT, BTOPI or any of the Releasees, any complaints, charges or lawsuits with any





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governmental agency or any court arising out of the Employment Agreement,
Huyzer's employment by BTOPI or any other matter arising on or prior to the date hereof. Huyzer covenants and agrees that he will not, directly or indirectly, commence or prosecute, or assist in the filing, commencement or prosecution in any court or before any governmental or administrative agency or self-regulatory body any claim or charge, against KNP BT, BTOPI or any of the Releasees, arising out of any of the matters set forth in this Separation Agreement; provided, however, that this shall not limit Huyzer from commencing a proceeding for the sole purpose of enforcing his rights under this Separation Agreement.

                 14. At all times hereafter, Huyzer will maintain the confidentiality of all information relating to the business, customers, trade practices, trade secrets and know-how of KNP BT, BTOPI and the Releasees, and Huyzer will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on his own behalf or on behalf of any third party, without BTOPI's prior written consent. Huyzer has returned or will immediately return to BTOPI all reports, files, memoranda, records and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which he received or prepared or helped prepare in connection with his employment with BTOPI or his service as an employee, officer and/or director of KNP BT, BTOPI and the Releasees, and Huyzer has not retained and will not retain any copies, duplicates, reproductions or excerpts thereof. Huyzer agrees to take all necessary actions, if required by and at the cost of BTOPI, to vest such property rights in BTOPI.

         In view of the nature of Huyzer's employment and the nature of the confidential information of KNP BT, BTOPI and the Releasees to which he has had access during the course of his employment, Huyzer agrees that any unauthorized disclosure to third parties of any such





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material confidential information or other violation, or threatened violation, of this paragraph would cause irreparable damage to the trade secret status of such confidential information and to KNP BT, BTOPI, the Releasees that KNP BT, BTOPI and the Releasees have no adequate remedy at law and, therefore, in the event such a material violation or threatened violation is proven KNP BT, BTOPI or the Releasees will be entitled to an injunction, prohibiting Huyzer from any such disclosure, attempted disclosure, violation or threatened violation.

                 15. This Separation Agreement does not constitute or imply an admission of liability or wrong-doing by KNP BT, BTOPI and/or any of the Releasees.

                 16. Huyzer agrees that he shall not make any statements or comments to the media concerning KNP BT, BTOPI, the Releasees, his employment with BTOPI or the termination thereof, and that any such comments or statements shall be made by BTOPI only at the request of the media. In the event that BTOPI or KNP BT is contacted by the media, BTOPI or KNP BT will not make any further statements to the media other than to confirm the existence of this Separation Agreement and the terms and conditions thereof.

                 17. The parties represent that in executing this Separation Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by any party or by any party's agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Separation Agreement or otherwise.

                 18       The parties agree that they will not make, or cause
to be made, any statements, observations or opinions, or communicate any information (whether oral or written) that disparages or is likely in any way to harm the reputation of the other including the reputation of any of KNP BT, BTOPI and/or the Releasees.





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                 19.      BTOPI has advised Huyzer to consult with an attorney
of his choosing prior to the signing of this Separation Agreement and Huyzer hereby represents to BTOPI that he has been offered an opportunity to consult with an attorney prior to the execution of this Separation Agreement. Huyzer shall have twenty-one days to consider the waiver of his rights under ADEA and once he has signed this Separation Agreement he shall have seven additional days from the date of execution to revoke his consent to the waiver of his rights under ADEA. If no such revocation occurs, Huyzer's waiver of rights under ADEA shall become effective seven days from the date of execution by the parties. In the event that Huyzer revokes his waiver of rights under ADEA, BTOPI shall have no further obligation to make any of the payments or provide any of the benefits set forth herein.

                 20. This Separation Agreement shall be construed in accordance with the laws of the State of Illinois without regard to Illinois's conflict of law provisions.

                 21. If at any time, after the date of the execution of this Separation Agreement, any provision of this Separation Agreement shall be held in any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Separation Agreement.

                 22. This Separation Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. This Separation Agreement supersedes any and all prior understandings and agreements between the parties. Huyzer acknowledges and agrees that the Employment Agreement shall be of no further force and effect. This Separation Agreement may not be modified except in writing signed by all parties.





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                 23.      Huyzer expressly represents and warrants that he has
carefully read and fully understands that this Separation Agreement is a general release of all claims, that he has had a full opportunity to review this agreement with an attorney and that he has executed this Separation Agreement voluntarily, without duress, coercion or undue influence and with such advice from his attorney as appropriate.

         IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of the date first written above.

Rudolf Huyzer                     NV KONINKLIJKE KNP BT

/s/Rudolf Huyzer               By:   /s/ Frans H.J. Koffrie
----------------                     -----------------------
                                        Name:  Frans H.J. Koffrie
                                        Title: Member Executive Board

                                 BT OFFICE PRODUCTS INTERNATIONAL, INC.

                               By:   /s/ Frans H.J. Koffrie
                                     -----------------------
                                        Name:  Frans H.J. Koffrie
                                        Title: CEO and President





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